UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2005

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE

EXPLANATORY NOTE:

     On April 28, 2005, MGM MIRAGE (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report, among other disclosure included in such Report, the completion of its acquisition of Mandalay Resort Group (the “Merger”) under Item 2.01 of such Report and the required historical financial statements of Mandalay Resort Group under Item 9.01(a) of such Report. In response to Item 9.01(b) of such Report and as permitted by Item 9.01(b)(2) of Form 8-K, the Company stated that it would file the required pro forma financial information in connection with the Merger no later than 71 calendar days after the date the Report was required to be filed. The Company hereby amends the Report to provide the required pro forma financial information under Item 9.01(b) set forth below.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (b) Pro Forma Financial Information.

     The pro forma financial information reflecting the Merger and required by Item 9.01(b) of Form 8-K is set forth on pages 3 to 8 below.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by MGM MIRAGE of Mandalay, and are derived from our historical financial statements, the historical financial statements of Mandalay, the historical financial statements of MotorCity Casino, 53.5% owned by Mandalay and sold in connection with the merger, and the historical financial statements of Monte Carlo, a joint venture between us and Mandalay. The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X. Mandalay has historically had a fiscal year-end of January 31. Therefore, the historical Mandalay and MotorCity statements of income are for the year ended January 31, 2005, and the historical Mandalay and MotorCity balance sheets are as of January 31, 2005. Monte Carlo’s financial statements are as of and for the same periods as ours, because Monte Carlo has a calendar-year reporting period.

     For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on December 31, 2004. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2004. In all cases, we applied the purchase method of accounting, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.

     The purchase price allocation reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation will be based on formal valuations of tangible assets, identification and valuation of identifiable intangible assets, and an analysis of the value of liabilities assumed. The final purchase price allocation may differ materially from the preliminary estimate due to different valuations and differences in useful lives and amortization methods applied to tangible and intangible assets. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the acquisition of Mandalay been completed as of the dates presented. Additionally, the unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations or financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004

	MGM MIRAGE	Mandalay	Monte Carlo	MotorCity	Pro Forma			MGM MIRAGE
	Historical	Historical	Historical (a)	Disposition (b)	Adjustments			Pro Forma
	(In thousands, except per share data)
Revenues
Casino	$2,223,965	$1,331,009	$104,299	$(418,778)	$—			$3,240,495
Rooms	911,259	792,524	121,428	—	—			1,825,211
Food and beverage	841,147	502,975	45,210	(44,858)	—			1,344,474
Entertainment, retail and other	696,117	372,708	33,990	(10,929)	(3,354)	(c	)	1,088,532

	4,672,488	2,999,216	304,927	(474,565)	(3,354)			7,498,712
Less: Promotional allowances	(434,384)	(190,073)	(14,704)	37,516	—			(601,645)

	4,238,104	2,809,143	290,223	(437,049)	(3,354)			6,897,067

Expenses
Casino	1,106,142	696,352	54,523	(218,293)	—			1,638,724
Rooms	247,387	272,757	35,247	—	—			555,391
Food and beverage	482,417	354,654	32,927	(18,619)	—			851,379
Entertainment, retail and other	456,949	224,744	16,499	(4,287)	—			693,905
Provision for doubtful accounts	(3,629)	879	129	—	—			(2,621)
General and administrative	612,615	475,437	43,241	(50,709)	—			1,080,584
Corporate expense	77,910	64,372	—	—	—			142,282
Preopening and start-up expenses	10,276	—	—	—	—			10,276
Restructuring costs	5,625	—	—	—	—			5,625
Property transactions, net	8,665	4,507	(121)	(11)	—			13,040
Depreciation and amortization	402,545	189,786	15,193	(11,436)	15,066	(d	)	611,154

	3,406,902	2,283,488	197,638	(303,355)	15,066			5,599,739

Income from unconsolidated affiliates	119,658	83,269	—	—	(89,781)	(a	)	113,645
					499	(e	)

Operating income	950,860	608,924	92,585	(133,694)	(107,702)			1,410,973

Non-operating income (expense)
Interest income	5,664	8,498	90	(23)	—			14,229
Interest expense, net	(378,386)	(188,441)	(12)	1,976	(160,406)	(f	)	(725,269)
Non-operating items from unconsolidated affiliates	(12,298)	(8,245)	—	—	1,254	(e	)	(19,289)
Other, net	(10,025)	—	—	—	—			(10,025)

	(395,045)	(188,188)	78	1,953	(159,152)			(740,354)

Minority interest	—	(61,220)	—	61,220	—			—

Income from continuing operations before income taxes	555,815	359,516	92,663	(70,521)	(266,854)			670,619
Provision for income taxes	(205,959)	(130,454)	—	24,682	60,967	(g	)	(250,764)

Income from continuing operations	$349,856	$229,062	$92,663	$(45,839)	$(205,887)			$419,855

Basic earnings per share
Income from continuing operations	$2.51							$3.01

Shares used in calculation	139,663							139,663

Diluted earnings per share
Income from continuing operations	$2.42							$2.90

Shares used in calculation	144,666							144,666

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2004

	MGM MIRAGE	Mandalay	Monte Carlo	MotorCity	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical (a)	Disposition (b)	Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$435,128	$169,738	$16,543	$(44,696)	—		$576,713
Accounts receivable, net	204,151	67,020	8,431	(1,457)	—		278,145
Inventories	70,333	40,201	3,525	(476)	—		113,583
Income tax receivable	—	9,931	—	—	—		9,931
Deferred income taxes	28,928	10,006	—	—	—		38,934
Prepaid expenses and other	81,662	56,407	4,866	(19,194)	—		123,741

Total current assets	820,202	353,303	33,365	(65,823)	—		1,141,047

Property and equipment, net	8,914,142	3,510,103	296,237	(83,321)	(4,468)	(c)	16,658,658
					596,814	(h)
					3,429,151	(i)
Other assets
Investments in unconsolidated affiliates	842,640	573,657	—	—	(692,503)	(j)	691,894
					(31,900)	(e)
Goodwill and other intangible assets, net	233,335	140,471	—	(102,506)	1,324,852	(k)	1,578,187
					(37,965)	(l)
					20,000	(m)
Deposits and other assets, net	304,710	144,581	2,469	(6,631)	12,902	(n)	482,572
					24,541	(o)

Total other assets	1,380,685	858,709	2,469	(109,137)	619,927		2,752,653

	$11,115,029	$4,722,115	$332,071	$(258,281)	$4,641,424		$20,552,358

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$198,050	$57,501	$2,592	$(4,158)	$—		$253,985
Income taxes payable	4,991	—	—	115,000	—		119,991
Current portion of long-term debt	14	16,688	—	—	—		16,702
Accrued interest on long-term debt	116,997	62,223	—	—	—		179,220
Other accrued liabilities	607,925	212,193	21,924	(24,926)	—		817,116

Total current liabilities	927,977	348,605	24,516	85,916	—		1,387,014

Deferred income taxes	1,802,008	210,852	—	24,739	1,208,482	(p)	3,246,081
Long-term debt	5,458,848	2,646,986	—	(525,000)	123,337	(q)	12,810,297
					(400,000)	(r)
					(243,914)	(s)
					5,750,040	(t)
Other long-term obligations	154,492	229,631	79	(49,360)	2,420	(o)	337,262
Minority interest	—	46,811	—	(46,811)	—		—
Commitments and contingencies
Stockholders’ equity
Partners’ equity	—	—	307,476	—	(307,476)	(u)	—
Common stock	1,736	1,913	—	—	(1,913)	(u)	1,736
Capital in excess of par value	2,346,329	631,046	—	—	(631,046)	(u)	2,346,329
Deferred compensation	(10,878)	(52,382)	—	—	52,382	(u)	(10,878)
Treasury stock, at cost	(1,110,551)	(1,061,788)	—	—	1,061,788	(u)	(1,110,551)
Retained earnings	1,546,235	1,784,819	—	252,235	(2,037,054)	(u)	1,546,235
Accumulated other comprehensive income (loss)	(1,167)	(64,378)	—	—	64,378	(o)	(1,167)

Total stockholders’ equity	2,771,704	1,239,230	307,476	252,235	(1,798,941)		2,771,704

	$11,115,029	$4,722,115	$332,071	$(258,281)	$4,641,424		$20,552,358

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

     The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of MGM MIRAGE and Mandalay Resort Group (“Mandalay”) on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Mandalay by MGM MIRAGE. The acquisition will be recorded using the purchase method of accounting, with MGM MIRAGE as the acquirer.

     Mandalay has historically had a fiscal year-end of January 31. Therefore, the historical Mandalay and MotorCity statements of income are for the year ended January 31, 2005 and the historical Mandalay and MotorCity balance sheets are as of January 31, 2005. Certain reclassifications have been made to the historical Mandalay financial statements to conform to the presentation used in the MGM MIRAGE historical financial statements. Such reclassifications had no effect on Mandalay’s previously reported income from continuing operations.

     For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on December 31, 2004. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2004.

2. Preliminary Purchase Price Allocation

     The following table sets forth the determination of the consideration paid for Mandalay as if the acquisition occurred on December 31, 2004 (in thousands, except per share amounts):

Cash consideration for outstanding Mandalay shares and stock options ($71 per share, 67.5 million outstanding shares and 0.8 million outstanding options at a weighted average exercise price of $22.55)	$4,832,233
Estimated fair value of Mandalay long-term debt being assumed or refinanced	2,387,011
Payment due on convertible debentures, $71 per converted share, 8.1 million converted shares	573,893
Estimated transaction costs and expenses	100,000

7,893,137
Less: Proceeds from sale of MotorCity Casino	(525,000)

$7,368,137

     The following table sets forth the preliminary allocation of purchase price (in thousands):

Current assets	$320,845
Property and equipment	7,319,833
Goodwill	1,324,852
Other intangible assets	20,000
Other assets	451,799
Assumed liabilities, excluding long-term debt	(625,119)
Deferred taxes	(1,444,073)

$7,368,137

     The amount allocated to intangible assets includes existing Mandalay intangible assets and the recognition of customer lists with an estimated value of $20 million and an estimated useful life of 5 years. We have not assessed the value of potential indefinite-lived intangible assets for purposes of the preliminary purchase price allocation. Allocation of the purchase price to such indefinite-lived intangible assets, which may include tradenames, trademarks and gaming license and other development rights, would not have any impact on pro forma depreciation and amortization expense.

3. Pro Forma Adjustments

     The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

(a)	To reflect the historical results of operations and assets and liabilities of Monte Carlo as if it were a consolidated subsidiary and to reflect the elimination of income from unconsolidated affiliate from the MGM MIRAGE and Mandalay historical financial statements. Purchase price adjustments related to recording the assets and liabilities of Monte Carlo at fair value are included in the pro forma adjustments. Monte Carlo is a partnership and therefore does not record a provision for income taxes. An adjustment to reflect an income tax provision on Monte Carlo’s income is included in pro forma adjustment (g) below.

(b)	To reflect the disposition of MotorCity Casino, of which Mandalay held a 53.5% interest and consolidated. Proceeds from the sale of MotorCity are assumed to be used to reduce outstanding borrowings, thereby reducing interest expense (reflected in the pro forma adjustment column – see pro forma adjustment (f)).

(c)	To eliminate intercompany payments from MGM MIRAGE to Monte Carlo related to the removal of service of the tram connecting Bellagio and Monte Carlo to facilitate the construction of the Bellagio expansion.

(d)	To reflect adjustments to depreciation and amortization related to the recognition of depreciable property and equipment at fair value and the recognition of definite-lived intangible assets in the preliminary purchase price allocation.

(e)	To reflect adjustments to the value of Mandalay’s investments in unconsolidated affiliates other than Monte Carlo, and the related income statement impacts.

(f)	To reflect the pro forma interest expense resulting from the merger. The pro forma interest expense reflects the interest on $4.6 billion of incremental new borrowings and amortization of debt issuance costs related to the new borrowings, offset by the amortization of the premium recorded resulting from recording the Mandalay debt assumed in the transaction at fair value. We have entered into a $7 billion bank credit facility to finance the Mandalay merger. The bank credit facility consists of entirely variable rate borrowings, with an assumed weighted average interest rate of 4.2% (variable rate debt based on LIBOR at December 31, 2004). A 0.125% change in the estimated interest rate would result in a $5.7 million change in annual pro forma interest expense.

(g)	To reflect the tax effect of the pro forma adjustments at the 35% statutory rate. Also included in this amount is an adjustment to reflect an income tax provision on Monte Carlo’s income at the 35% statutory rate. See also pro forma adjustment (a) above.

(h)	To reflect the net increase in value of Monte Carlo’s property and equipment.

(i)	To reflect the net increase in value of Mandalay’s property and equipment.

(j)	To eliminate the historical investments in Monte Carlo of MGM MIRAGE and Mandalay.

(k)	To reflect the estimated goodwill resulting from the allocation of the purchase price to the fair value of assets acquired and liabilities assumed.

(l)	To reflect the write-off of Mandalay’s historical goodwill.

(m)	To reflect the intangible assets arising from the transaction.

(n)	To reflect the write-off of Mandalay’s historical deferred financing costs and the financing costs incurred on borrowings to fund the merger.

(o)	To reflect adjustments to the amounts recorded for Mandalay’s Supplemental Executive Retirement Program (“SERP”). In purchase accounting, the pension liability is adjusted to equal the projected benefit obligation, and all other amounts related to the SERP are written off. These adjustments also include an adjustment to reflect the required additional funding of the life insurance contracts on SERP participants in the case of a change in control, included in deposits and other assets.

(p)	To reflect the deferred tax effects of the pro forma adjustments.

(q)	To reflect Mandalay’s long-term debt at fair value.

(r)	To reflect the conversion of Mandalay’s $400 million of convertible debentures, due 2033. Holders of the convertible debentures are entitled to merger consideration at $71 per share on a basis of 8,083,000 converted shares.

(s)	To reflect the refinancing of amounts outstanding under Mandalay’s existing bank credit facility and capital lease facility.

(t)	To reflect the issuance of new debt to finance the acquisition.

(u)	To eliminate the historical equity balances of Mandalay and Monte Carlo.

4. Cost Savings, Merger-related Charges, and Disposals of Long-lived Assets

     The unaudited pro forma condensed combined financial statements do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved after the Mandalay acquisition.

     The unaudited pro forma condensed combined financial statements do not reflect any restructuring or other merger-related charges and liabilities resulting from possible actions taken as a result of the integration of Mandalay, such as certain exit activities, contract terminations or severance. We have not finalized such plans and any charges related to such actions may be material.

     The unaudited pro forma condensed combined financial statements reflect the disposition of Mandalay’s interest in MotorCity Casino in Detroit, Michigan. The unaudited pro forma condensed combined financial statements do not reflect any other disposals of long-lived assets. We do not currently intend to dispose of any other operating casino resorts. We may dispose of other long-lived assets, such as undeveloped land or certain corporate assets, such as airplanes, but no assurance can be give as to if and when such disposals will occur.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: May 3, 2005	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary